Exhibit A

To

Advisory and Service Contract

Between

Wasatch Funds Trust. and

Wasatch Advisors, Inc.

Series	Effective Date	Annual Advisory Fee

Wasatch Small Cap Growth Fund	March 31, 2010	1.00%
Wasatch Core Growth Fund	March 31, 2010	1.00%
Wasatch Hoisington U.S. Treasury Fund	March 31, 2010	0.50%
Wasatch Ultra Growth Fund	January 31, 2011	1.00%
Wasatch Micro Cap Fund	January 31, 2017	1.50%
Wasatch Small Cap Value Fund	January 31, 2012	1.00%
Wasatch International Growth Fund	January 31, 2011	1.25%
Wasatch Micro Cap Value Fund	January 31, 2017	1.50%
Wasatch International Opportunities Fund	January 31, 2016	1.75%
Wasatch Emerging Markets Small Cap Fund	January 31, 2016	1.65%
Wasatch Global Opportunities Fund	January 31, 2016	1.25%
Wasatch Global Value Fund	March 31, 2010	0.90%
Wasatch Emerging India Fund	January 31, 2016	1.25%
Wasatch Frontier Emerging Small Countries Fund	January 31, 2018	1.65%
Wasatch Emerging Markets Select Fund	January 31, 2016	1.00%
Wasatch International Select Fund	February 12, 2019	0.80%
Wasatch Global Select Fund	February 12, 2019	0.85%
Wasatch Greater China Fund	August 18, 2020	1.00%
Wasatch Long/Short Alpha Fund	March 23, 2021	1.25%
Wasatch U.S. Select Fund	February 8, 2022	0.75%

Amended as of February 8, 2022

Wasatch Funds Trust By: /s/ Eric S. Bergeson Name: Eric S. Bergeson Title: President	Wasatch Advisors, Inc. By: /s/ JB Taylor Name: JB Taylor Title: Chief Executive Officer